As filed with the Securities and Exchange Commission on April 14, 2006
Registration No. 333-109410

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	52-2236363
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China
(86-21) 6289 5678
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Wu
2988 Campus Drive, Suite 100
San Mateo, CA 94403
(650) 638-9228
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
David Lee, Esq.
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025
(650)614-7653

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-109410) (the “Registration Statement”) on which Sina Corporation (the “Registrant”) registered $100,000,000 of zero coupon convertible subordinated notes due 2023 and 3,877,471 ordinary shares, par value $0.133 per share, of the Registrant (the “Securities”) to be offered and sold by certain selling securityholders of the Registrant described in the Registration Statement (the “Selling Securityholders”).
The Securities and Exchange Commission declared the Registration Statement effective on January 2, 2004. As of the date hereof, the Registrant believes that $2,000,000 of the Securities covered by the Registration Statement have not been sold by the Selling Securityholders. The Registrant had an obligation pursuant to a registration rights agreement to maintain the effectiveness of the Registration Statement only until January 2, 2006 and desires that the Registration Statement no longer be considered effective with respect to any unsold Securities. Accordingly, this Post-Effective Amendment is being filed to deregister all unsold Securities.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on April 14, 2006.

SINA CORPORATION
By:	/s/ Charles Chao
Name:	Charles Chao
Title:	President and Chief Financial Officer